Exhibit 99.1

The Honest Company Reports Third Quarter 2025 Results and Transformation 2.0: Powering Honest Growth

Achieves Quarterly Revenue of $93 Million and Delivers Positive Net Income of $1 Million
Announces Launch of Transformation 2.0: Powering Honest Growth, Simplifying Business Model to
Focus on Strategic Growth Areas and Exit Certain Lower Margin, Non-Strategic Categories and Channels
Updates Full Year 2025 Revenue and Adjusted EBITDA Outlook

LOS ANGELES, Calif. – November 5, 2025 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products, today reported financial results for the three and nine months ended September 30, 2025.

Third Quarter 2025 Financial Highlights Compared to Prior Year Period:
•Revenue of $93 million decreased 6.7%; Organic Revenue(1) of $73 million decreased by 4.7%
•Gross margin of 37.3% decreased 140 basis points
•Net income of approximately $1 million increased 3.6%
•Adjusted EBITDA(2) of $4 million decreased by $4 million, eighth consecutive quarter of positive Adjusted EBITDA
•Cash and cash equivalents of $71 million increased by $18 million

“While third quarter revenue was softer than anticipated, our team’s disciplined execution delivered profitability improvement resulting in positive net income. In response to a challenging macroeconomic environment, our teams are acting decisively to strengthen performance across our portfolio. Our strategy remains focused on building a stronger and more scaled Honest brand, advancing operational efficiency and strengthening financial profitability,” said Chief Executive Officer, Carla Vernón. “Today, we are announcing the launch of Transformation 2.0: Powering Honest Growth, a comprehensive two-part program that drives greater focus on our most strategic and profitable categories by exiting certain lower margin, non-strategic categories and channels while also optimizing our cost structure. We believe these actions will reduce complexity, drive sharper focus on our core product categories and strengthen our profitability. Through these actions, along with continued strong execution by our team and the enduring strength of the Honest brand, I remain confident in our ability to deliver beloved consumer products to our community and create long-term value for our shareholders.”

Transformation 2.0: Powering Honest Growth

On November 5, 2025, the Company announced the launch of its Transformation 2.0: Powering Honest Growth (the “Powering Honest Growth”), which was approved by the Company's Board of Directors on October 30, 2025, which builds upon the Company's original Transformation Pillars of Brand Maximization, Margin Enhancement and Operating Discipline. Powering Honest Growth is aimed at improving simplicity, focus and profitability, which includes exiting certain lower margin, non-strategic categories and channels, including exiting Honest.com fulfillment and apparel, as well as exiting retail and online stores in Canada, optimizing the Company's cost structure by rightsizing selling, general and administrative expenses and implementing supply chain efficiencies.

The revenue for product categories or channels we are exiting accounted for 22% and 21%, respectively, of revenue for the three and nine months ended September 30, 2025. Refer to the Reconciliation of Revenue to Organic Revenue table below for additional information.

Third Quarter Results
(All comparisons are versus the third quarter of 2024)

	For the three months ended September 30,
	2025	2024	Change
(In thousands, except percentages)
Revenue	$92,571	$99,237	(6.7)%
Organic Revenue(1)	$72,577	$76,146	(4.7)%
Gross margin	37.3%	38.7%	(140)	bps
Operating expenses	$34,176	$38,339	$(4,163)
Net income	$758	$165	$593
Adjusted EBITDA(2)	$3,523	$7,079	$(3,556)
Net income margin	0.8%	0.2%	60	bps
Adjusted EBITDA margin(2)	3.8%	7.1%	(330)	bps

Revenue decreased 6.7% to $93 million compared to $99 million, driven by a decrease in retail revenue and Honest.com revenue, as we transition away from Honest.com as a fulfillment channel. The decrease in retail revenue was driven by a decrease in diaper revenue and baby apparel revenue, partially offset by an increase in wipes revenue.

Organic Revenue(1) decreased 4.7% to $73 million compared to $76 million. This represents the Company’s net revenue excluding sales of Honest.com as a fulfillment center, apparel and Canada sales.

Tracked channel consumption(3) for the Company grew 2%, compared to the comparative categories, which were up 3% in the same period. Consumption(4) for the Company’s products at the Company’s largest customer increased 16%.
______________
(1) See the reconciliation of Organic Revenue, a non-GAAP financial measure to net revenue in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) See the reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(3) According to Circana, Inc. MULO+ tracked channel consumption data. Reflects consumption for diapers, wipes, cosmetics, and baby and adult personal care for the latest 13 weeks ended October 5, 2025.
(4) According to Fuelcomm, Inc. (“Stackline”) consumption data for the latest 13 weeks ended October 5, 2025.

Gross margin decreased 140 basis points to 37.3% compared to 38.7%. This decrease was primarily driven by a decline in sales volume and an increase in tariff costs, partially offset by a decrease in trade spend and favorable product mix.

Operating expenses decreased $4 million to $34 million compared to $38 million. Operating expenses as a percentage of revenue decreased 170 basis points. The improvement in operating expenses compared to prior year was primarily driven by a decrease in selling, general & administrative expenses, partially offset by an increase in marketing expenses.

Net income increased approximately $0.6 million to $0.8 million compared to net income of $0.2 million. This represents the Company’s third consecutive quarter of positive net income.

Adjusted EBITDA(1) was $4 million compared to $7 million. This represents the Company’s eighth consecutive quarter of positive Adjusted EBITDA.
_______________
(1) See the reconciliation of Adjusted EBITDA, non-GAAP financial measure, to net income (loss) in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the third quarter of 2025 with $71 million in cash and cash equivalents, an increase of $18 million compared to the third quarter of 2024. The Company had no debt on its balance sheet as of September 30, 2025.

Net cash used in operating activities was $4 million for the nine months ended September 30, 2025, compared to net cash provided by operating activities of $18 million in the prior year period.

Updated Full Year 2025 Outlook

The Company is updating its financial outlook for the full fiscal year 2025 for revenue and Adjusted EBITDA in the table below. Our updated full year revenue outlook is now in the range of -3% to flat due to potential risks to revenue related to the wind down of strategic exits, declines in diaper revenue during the year and anticipated in the fourth quarter, and uncertainty in a dynamic macroeconomic environment. Our updated Adjusted EBITDA(2) outlook is now in the range of $21 to $23 million due to lower revenue than previously expected.

We are also providing an outlook for full year 2025 Organic Revenue(1) to reflect Organic Revenue growth of 4-6%, which excludes revenue from categories and channels we are exiting as part of Powering Honest Growth.

Full Year 2025
	Updated Outlook	Prior Outlook
Revenue	-3% to flat	4% to 6%
Organic Revenue (1)	4% to 6%	N/A
Adjusted EBITDA(2)	$21 to $23 million	$27 to $30 million

Our financial outlook reflects assumptions, including current tariff levels, which are subject to change given the macroeconomic environment. Please see our investor slides updated on our website at https://investors.honest.com for more information.
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(1) See the reconciliation of our outlook of 2025 Organic Revenue, a non-GAAP financial measure, to our outlook of 2025 revenue in the table under “Use of Non-GAAP Financial Measures” below in this press release. Represents the current outlook excluding (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; and (3) revenue from sales to Canadian retailers or channels.
(2) We do not provide guidance for the most directly comparable GAAP measure, net income (loss), and similarly cannot provide a reconciliation between our Adjusted EBITDA outlook and net income (loss) without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss), including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss third quarter 2025 results is scheduled for today, November 5, 2025, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register-conf.media-server.com/register/BI14bdf63d03ea42caa393b06b9f22f919 and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue, Adjusted EBITDA and Organic Revenue outlook for 2025; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; our ability to successfully implement, execute, and derive benefits from Powering Honest Growth program (as defined above); our expectations under and execution of our long-term financial algorithm and growth strategy; our ability to scale across our categories and grow the Honest Brand; our ability to navigate and manage the impact of evolving macroeconomic conditions and consumer demand or behaviors; our expectations on the impact of tariffs on our business; our ability to achieve or sustain profitability and continue generating positive cash flow; strength of the Honest brand; and our tariff mitigation strategy, our pricing, marketing, and distribution strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, our Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating cleanly-formulated and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024

Revenue	$92,571	$99,237	$283,280	$278,503
Cost of revenue	58,082	60,841	173,369	172,613
Gross profit	34,489	38,396	109,911	105,890
Operating expenses
Selling, general and administrative	17,679	23,427	59,072	72,277
Marketing	14,796	13,170	39,617	33,778
Research and development	1,701	1,742	5,514	5,137
Total operating expenses	34,176	38,339	104,203	111,192
Operating income (loss)	313	57	5,708	(5,302)
Interest and other income (expense), net	555	127	2,370	44
Income (loss) before provision for income taxes	868	184	8,078	(5,258)
Income tax provision	110	19	195	56
Net income (loss)	$758	$165	$7,883	$(5,314)
Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.00	$0.07	$(0.05)
Diluted	$0.01	$0.00	$0.07	$(0.05)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	111,839,451	100,690,486	110,802,832	98,688,196
Diluted	113,709,908	104,588,417	114,115,977	98,688,196

Comprehensive income (loss)	$758	$165	$7,883	$(5,314)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2025	September 30, 2024

Assets
Current assets
Cash and cash equivalents	$71,453	$53,441
Accounts receivable, net	43,253	36,176
Inventories	93,853	74,720
Prepaid expenses and other current assets	7,599	8,965
Total current assets	216,158	173,302
Operating lease right-of-use asset	12,281	11,781
Property and equipment, net	9,331	18,868
Goodwill	2,230	2,230
Intangible assets, net	181	253
Other assets	1,358	2,769
Total assets	$241,539	$209,203
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,717	$24,353
Accrued expenses	26,231	33,972
Deferred revenue	925	1,650
Total current liabilities	44,873	59,975
Long term liabilities
Operating lease liabilities, net of current portion	6,481	15,360
Total liabilities	51,354	75,335
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at September 30, 2025 and 2024, none issued or outstanding as of September 30, 2025 and 2024	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at September 30, 2025 and 2024; 112,123,757 and 101,203,839 shares issued and outstanding as of September 30, 2025 and 2024	11	10
Additional paid-in capital	667,484	618,241
Accumulated deficit	(477,310)	(484,383)
Accumulated other comprehensive loss	—	—
Total stockholders’ equity	190,185	133,868
Total liabilities and stockholders’ equity	$241,539	$209,203

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the nine months ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$7,883	$(5,314)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	2,180	2,132
Stock-based compensation	7,526	13,593
Amortization of operating ROU assets	4,957	4,815
Other	2,679	3,329
Changes in assets and liabilities:
Accounts receivable, net	437	6,621
Inventories	(10,828)	(2,691)
Prepaid expenses and other assets	2,747	(1,143)
Accounts payable, accrued expenses and other long-term liabilities	(15,102)	3,637
Deferred revenue	(288)	(561)
Operating lease liabilities	(6,378)	(6,052)
Net cash (used in) provided by operating activities	(4,187)	18,366
Cash flows from investing activities
Purchases of property and equipment	(263)	(184)
Net cash used in investing activities	(263)	(184)
Cash flows from financing activities
Proceeds from exercise of stock options	384	2,364
Proceeds from 2021 ESPP	85	86
Payments on finance lease liabilities	(1)	(18)
Net cash provided by financing activities	468	2,432
Net (decrease) increase in cash and cash equivalents	(3,982)	20,614
Cash and cash equivalents
Beginning of the period	75,435	32,827
End of the period	$71,453	$53,441

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; and (6) executive officer transition expenses. We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA by revenue.

We calculate Organic Revenue as net revenue, adjusted to exclude (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; (3) revenue from sales to Canadian retailers or channels and (4) in certain periods, revenue from other acquisitions, divestitures, product and or channel exits.

Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue are financial measures that are not required by, or presented in accordance with GAAP. We believe that Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. Additionally, we believe Organic Revenue is helpful to our investors as it adjusts for revenue sources that we are exiting in connection with the Transformation Initiative 2.0.

Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. In addition, our use of Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Organic Revenue alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss) and net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin, for each of the periods presented:

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2025	2024	2025	2024
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$758	$165	$7,883	$(5,314)
Interest and other (income) expense, net	(555)	(127)	(2,370)	(44)
Income tax provision	110	19	195	56
Depreciation and amortization	722	706	2,180	2,132
Stock-based compensation	2,399	2,166	7,526	13,593
Securities litigation expense	45	4,089	1,203	5,759
Executive officer transition expense(1)	—	—	1,066	858
Payroll tax expense related to stock-based compensation	44	61	385	277
Adjusted EBITDA	$3,523	$7,079	$18,068	$17,317

Revenue	$92,571	$99,237	$283,280	$278,503
Net income (loss) margin	0.8%	0.2%	2.8%	(1.9)%
Adjusted EBITDA margin	3.8%	7.1%	6.4%	6.2%
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(1) For the nine months ended September 30, 2024, this includes sign-on bonus and relocation costs related to the appointment of our Chief Executive Officer and separation costs related to the termination of our founder and former Chief Creative Officer. For the nine months ended September 30, 2025, this includes separation, bonus and recruiting costs related to our Chief Financial Officer transition.

The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for each of the periods presented:

	For the three months ended September 30,				For the nine months ended September 30,
(In thousands)	2025		2024		2025		2024
Reconciliation of Revenue to Organic Revenue
Revenue	$92,571		$99,237		$283,280		$278,503
Less revenue from:		%(1)		%(1)		%(1)		%(1)
Apparel	(10,397)	(11)%	(11,294)	(11)%	(28,682)	(10)%	(29,626)	(11)%
Honest.com	(8,845)	(10)%	(11,512)	(12)%	(28,979)	(10)%	(36,985)	(13)%
Canada	(752)	(1)%	(285)	—%	(1,860)	(1)%	(1,330)	—%
Organic Revenue	$72,577	(22)%	$76,146	(23)%	$223,759	(21)%	$210,562	(24)%

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(1) Represents revenue as a percentage of total revenue.

The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for the full year 2025:

	Full Year 2025
Reconciliation of Revenue to Organic Revenue Outlook	Low End of Outlook Range		High End of Outlook Range
(In millions, except percentages)
Revenue	$367	(3)%	$378	0%
Adjustments from:
Category and channel exits	(75)	7%	(80)	6%
Organic Revenue	$292	4%	$298	6%